Notice of Guaranteed Delivery

                      for Tender of Shares of Common Stock

                                       of

                             RANGER INDUSTRIES, INC.

                                       by

                           BUMGARNER ENTERPRISES, INC.

                  (Not to be Used for Signature Guarantees)


      This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Tender Offer (as defined in the Offer to Purchase (as defined herein)) if (a) certificates ("Share Certificates") representing shares of common stock, par value $.01 per share (the "Shares"), of Ranger Industries, Inc., a Connecticut corporation, are not immediately available; (b) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase); or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See The Tender Offer - Procedure for Tendering Shares of the Offer to Purchase.

                   The Depositary for the Tender Offer is:
                  Continental Stock Transfer & Trust Company


                      By Mail, Overnight Courier and Hand:
                  Continental Stock Transfer & Trust Company
                            Reorganization Department
                                   2 Broadway
                            New York, New York 10004
                           By Facsimile Transmission:
                                 (212) 616-7610
                            Telephone to Confirm Fax:
                                 (212) 845-3226


   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as listed above does not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

                  The attached guarantee must be completed.

Ladies and Gentlemen:

   The undersigned hereby tenders to Bumgarner Enterprises, Inc., a Florida corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 29, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer Documents"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in The Tender Offer - Procedure for Tendering Shares of the Offer to Purchase:


---------------------------------------   ---------------------------------------

-----------------------------------         -----------------------------------
     Names(s) of Record Holder(s)                    Number of Shares


---------------------------------------    ------------------------------------
                                              Certificate Nos. (if available)

-----------------------------------
 Address(es)                                Indicate account number at Book-Entry
                                            Transfer Facility if Shares will be
___________________________________         tendered by book-entry transfer:
                              Zip Code

                                           ------------------------------------
-----------------------------------                     Account Number
       (Area Code) Telephone No.


X_________________________________


X_________________________________        Dated: _____________________________
  Signature (s) of Record Holder(s)
---------------------------------------   ---------------------------------------

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

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

_________________________________          X________________________________
            Name of Firm                          Authorized Signature

---------------------------------          ---------------------------------
              Address                              Name (Please Print)

---------------------------------          ---------------------------------
                          Zip Code                        Title

_________________________________          Dated: ___________________________
     (Area Code) Telephone No.

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             NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL